SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

COMPANHIA VALE DO RIO DOCE	VALE OVERSEAS LIMITED
(Exact Name of Registrant as Specified in Its Charter)	(Exact Name of Registrant as Specified in Its Charter)

FEDERATIVE REPUBLIC OF BRAZIL	CAYMAN ISLANDS
(Jurisdiction of Incorporation or Organization)	(Jurisdiction of Incorporation or Organization)

Avenida Graça Aranha, No. 26 20030-900 Rio de Janeiro, RJ, Brazil
(Address of Principal Executive Offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file numbers to which this form relates:	333-110867; 333-110867-01
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

6.250% Guaranteed Notes due 2017	New York Stock Exchange

6.875% Guaranteed Notes due 2036	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1.    Description of Registrants’ Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of Debt Securities” on pages 8 through 21 of Vale Overseas Limited’s (the “Company”) Prospectus dated November 13, 2006 (File Nos. 333-138617; 333-138617-01), as supplemented by the information under the headings “Risk Factors—Risks Relating to the Notes” and “Description of Notes” on pages S-30 through S-31 and S-52 through S-59, respectively, of the Company’s related Prospectus Supplement, dated November 16, 2006, which information is incorporated herein by reference and made part of this registration statement in its entirety.

Item 2.    Exhibits.

99 (A).  Prospectus dated November 13, 2006 and Prospectus Supplement dated November 16, 2006, incorporated by reference to the Company’s filing under Rule 424(b)(2) dated November 20, 2006 (File Nos. 333-138617; 333-138617-01).

99 (B).  Form of Global Note due 2017 and Form of Global Note due 2036.

99 (C).   Form of Amended and Restated Indenture among the Company, Companhia Vale do Rio Doce (the “Guarantor”) and The Bank of New York (the “Trustee”), incorporated by reference to Exhibit 4.2 of the Registration Statement on Form F-3, as amended, of the Company filed on November 13, 2006 (File Nos. 333-138617; 333-138617-01).

99 (D).   Form of Seventh Supplemental Indenture among the Company, the Guarantor and the Trustee to be dated November 21, 2006.

99 (E). Form of Eighth Supplemental Indenture among the Company, the Guarantor and the Trustee to be dated November 21, 2006.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the Registrants has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

COMPANHIA VALE DO RIO DOCE (Registrant)

By:	/s/ Sonia Zagury

	Name:	Sonia Zagury
	Title:	Attorney-in-fact

By:	/s/ José Alberto Menezes Penedo
	Name:	José Alberto Menezes Penedo

	Title:	Attorney-in-fact

VALE OVERSEAS LIMITED (Registrant)

By:	/s/ Sonia Zagury

	Name:	Sonia Zagury
	Title:	Attorney-in-fact

By:	/s/ José Alberto Menezes Penedo

	Name:	José Alberto Menezes Penedo
	Title:	Attorney-in-fact

Date: November 20, 2006

INDEX TO EXHIBITS

Exhibit No.	Exhibit

99(A).	Prospectus dated November 13, 206 and Prospectus Supplement dated November 16, 2006, incorporated by reference to the Company’s filing under Rule 424(b)(2) dated November 20, 2006 (File Nos. 333-138617; 333-138617-01).

99(B).	Form of Global Note due 2017 and Form of Global Note due 2036.

99(C).	Form of Amended and Restated Indenture among the Company, the Guarantor and the Bank of New York (the “Trustee”), incorporated by reference to Exhibit 4.2 of the Registration Statement on Form F-3, as amended, of the Company filed on November 13, 2006 (File Nos. 333-138617; 333-138617-01).

99(D).	Form of Seventh Supplemental Indenture among the Company, the Guarantor and the Trustee to be dated November 21, 2006.

99(E).	Form of Eighth Supplemental Indenture among the Company, the Guarantor and the Trustee to be dated November 21, 2006.

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